UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 610-2200

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2013, BGC Partners, Inc. (“BGC Partners”), BGC Holdings, L.P. (“BGC Holdings”), and BGC Partners, L.P. (“BGC US” and together with BGC Partners and BGC Holdings, collectively, “Sellers,” and each individually, a “Seller”), entered into a Purchase Agreement (the “Purchase Agreement”) with The NASDAQ OMX Group, Inc. ( “NASDAQ OMX”). The Purchase Agreement provides that at the closing, NASDAQ OMX will purchase certain assets and assume certain liabilities from the Sellers and their affiliates, including the eSpeed brand name and various assets comprising the fully electronic portion of BGC’s benchmark on-the-run U.S. Treasury brokerage, market data and co-location service businesses (the “Purchased Assets”), for a purchase price of $750 million in cash to be paid at closing, plus an earn-out of up to $484 million in NASDAQ OMX common stock to be paid ratably in each of the 15 years following the closing (the “Proposed Transaction”). The $750 million in cash to be paid at closing is subject to adjustment for certain pre-paid amounts and accrued costs and expenses, and the $484 million in NASDAQ OMX common stock will be paid ratably in each of the 15 years following the closing in which the consolidated gross revenue of NASDAQ OMX is equal to or greater that $25 million. The $484 million in NASDAQ OMX common stock will be converted into a fixed number of shares based on the volume-weighted average price of NASDAQ OMX common stock over a trading period prior to the closing. The contingent future issuances of NASDAQ OMX common stock are also subject to acceleration upon the occurrence of certain events, including the acquisition by any person of 50% or more of NASDAQ OMX’s stock (including by merger), NASDAQ OMX ceasing to hold Purchased Assets representing 50% or more of the aggregate revenue attributable to the Purchased Assets as of the closing, and the sale of all or substantially all of NASDAQ OMX’s assets, as well as to certain anti-dilution protections.

Each party makes customary representations and warranties in the Purchase Agreement, as well as customary covenants relating to the operations of its businesses, the use of the Purchased Assets and the Proposed Transactions between signing and closing. The parties have agreed to certain additional covenants, including that for three years after the consummation of the Proposed Transaction, the Sellers and Cantor Fitzgerald, L.P. (“Cantor”) will not engage in the business of fully electronic brokerage of benchmark on-the-run U.S. Treasuries and certain transactions in first off-the-run U.S. Treasuries, subject to certain exceptions. Cantor is also a party to the Purchase Agreement solely for the above and certain limited purposes set forth in the agreement.

Concurrent with the closing of the Proposed Transaction, the parties will execute certain agreements ancillary to the Proposed Transaction, including a transition services agreement; a registration rights agreement with respect to the NASDAQ OMX common stock to be issued to Sellers in the Proposed Transaction; and a license agreement, pursuant to which the Sellers and Cantor will receive from NASDAQ OMX a perpetual and royalty-free market data license. Sellers and Cantor will grant to NASDAQ OMX a non-exclusive, irrevocable, royalty-free right and license to use any patents owned by them in the businesses covered by the Purchased Assets for U.S. Treasury securities transactions.

The Purchase Agreement provides that consummation of the Proposed Transaction is subject to the satisfaction or waiver of certain customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the accuracy of each party’s representations and warranties at closing, subject to materiality qualifiers, and compliance in all material respects with each party’s covenants under the Purchase Agreement. The Purchase Agreement is subject to termination under certain circumstances, including that both parties will have the right to terminate the Purchase Agreement in certain circumstances if the closing has not occurred within 12 months after the date of the Purchase Agreement, except that neither party may terminate if its failure to perform has been the cause of or resulted in the failure to close or if on that date the only unsatisfied condition relates to antitrust clearance, then neither party may terminate the Purchase Agreement until a final governmental order preventing the closing has been issued.

In addition, contemporaneously with the execution of the Purchase Agreement, CF&Co. and other broker-dealer affiliates of CF&Co. have agreed to enter into a letter agreement with NASDAQ OMX to provide NASDAQ OMX with clearing and broker-dealer services for up to nine months after closing if NASDAQ OMX requests such services.

CF&Co. served as advisor to the Sellers and, upon the closing of the Proposed Transaction, will receive a fee consistent with market rates in connection with the transaction.

The Proposed Transaction is currently expected to close in the second half of 2013, subject to receipt of Hart-Scott-Rodino and other regulatory approvals and satisfaction of other closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

On April 1, 2013, BGC Partners issued a press release announcing the Proposed Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in response to this Item 1.01, except that the information in Exhibit 99.1 under the heading “BGC Updates First Quarter 2013 Guidance” and “Distributable Earnings Defined” in the press release is being furnished. These identified sections shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

Item 7.01.	Regulation FD Disclosure

On April 1, 2013, BGC Partners announced that it expects that its financial results for the quarter ended March 31, 2013 will be around the low end of the range of its previously stated guidance for both revenues and earnings when it announces its financial results for the first quarter on May 2, 2013. The Company’s first quarter outlook was first published in its financial results press release dated February 14, 2013, and was as follows:

First Quarter 2013 Outlook Compared with First Quarter 2012 Results

•	The Company expected to generate distributable earnings revenues of between $440 million and $470 million, an increase of approximately 9 percent to 16 percent compared with $403.9 million.

•	BGC Partners expected pre-tax distributable earnings to be between approximately $45 million and $55 million versus $58.2 million.

•	BGC Partners anticipated its effective tax rate for distributable earnings to be approximately 14.5 percent compared with 14.2 percent.

BGC Partners’ first quarter 2013 financial results announcement is scheduled to be issued prior to the market open on Thursday, May 2, 2013.

BGC Partners uses non-GAAP financial measures including “Revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings,” which are supplemental measures of operating performance that are used by management to evaluate the financial performance of the Company and its subsidiaries. BGC Partners believes that distributable earnings best reflects the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by the Company, which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of BGC.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of BGC Partners, Inc.’s non-cash earnings or losses related to its equity investments, such as in Aqua Securities, L.P. and ELX Futures, L.P., and its holding company general partner, ELX Futures Holdings LLC. Revenues for distributable earnings also include the collection of receivables which would have been recognized for GAAP other than for the effect of acquisition accounting.

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic, such as:

•

Non-cash stock-based equity compensation charges for REUs granted or issued prior to the merger of BGC Partners, Inc. with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to partnership unit exchange or conversion.

•	Allocations of net income to founding/working partner and other units, including REUs, RPUs, PSUs, LPUs and PSIs.

•	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of partnership interests and certain one-time or non-recurring items, if any.

“Compensation and employee benefits” expense for distributable earnings will also include broker commission payouts relating to the aforementioned collection of receivables.

Beginning with the first quarter of 2011, BGC’s definition of distributable earnings was revised to exclude certain gains and charges with respect to acquisitions, dispositions, and resolutions of litigation. This change in the definition of distributable earnings is not reflected in, nor does it affect the Company’s presentation of prior periods. Management believes that excluding these gains and charges best reflects the operating performance of BGC.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

BGC’s distributable earnings per share calculations assume either that:

•

The fully diluted share count includes the shares related to the dilutive instruments, such as the Convertible Senior Notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive, or;

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

Each quarter, the dividend to common stockholders is expected to be determined by the Company’s Board of Directors with reference to post-tax distributable earnings per fully diluted share. In addition to the Company’s quarterly dividend to common stockholders, BGC Partners expects to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other units, including REUs, RPUs, PSUs, LPUs and PSIs, and to Cantor for its noncontrolling interest. The amount of all of these payments is expected to be determined using the above definition of pre-tax distributable earnings per share.

Certain employees who are holders of RSUs are granted pro-rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or GAAP net income (loss). The Company views distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund its operations.

Pre- and post-tax distributable earnings are not intended to replace the Company’s presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

Management does not anticipate providing an outlook for GAAP “revenues,” “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” because the items previously identified as excluded from pre-tax distributable earnings and post-tax distributable earnings are difficult to forecast. Management will instead provide its outlook only as it relates to revenues for distributable earnings, pre-tax distributable earnings and post-tax distributable earnings.

For more information on this topic, please see the table in BGC’s most recent financial results press release entitled “Reconciliation of GAAP Income to Distributable Earnings” which provides a summary reconciliation between pre- and post-tax distributable earnings and the corresponding GAAP measures for the Company in the periods discussed.

The information in Exhibit 99.1 under the heading “BGC Updates First Quarter 2013 Guidance” and “Distributable Earnings Defined” in the press release is being furnished. These identified sections shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events

On April 2, 2013, BGC Partners donated 1,000,000 shares of Class A common stock to the Cantor Fitzgerald Relief Fund. The donation reduces the portion of the aggregate compensation that the Company would otherwise pay or award to employees in the form of shares or units.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	BGC Partners, Inc. Press Release, dated April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2013	BGC PARTNERS, INC.

	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

[Signature page to 8-K regarding Edison and financial disclosure]